                                                                   EXHIBIT 11.01
                                                                   -------------

                   OCCUPATIONAL HEALTH + REHABILITATION INC
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                      YEAR ENDED DECEMBER 31,
                                                                         1998                  1997                  1996
                                                                      ------------------------------------------------------
EARNINGS PER COMMON SHARE
  Weighted average common stock
    outstanding during the period.................................      1,479,141              1,573,471           1,129,611
                                                                      ===========             ==========          ==========
  Loss before cumulative
    effect of a change in accounting principle....................    $    (1,007)            $   (1,664)         $   (1,850)
  Cumulative effect of change in accounting
    principle.....................................................           (155)                    --                  --
                                                                       ----------             ----------          ----------
  Net loss........................................................     $   (1,162)            $   (1,664)         $   (1,850)
  Less: Accretion of preferred stock redemption
    value.........................................................            (15)                   (17)                 --
                                                                       ----------             ----------          ----------
  Net loss available to common stock..............................     $  ( 1,177)            $   (1,681)         $   (1,850)
                                                                       ==========             ==========          ==========
  Loss before cumulative effect of a
    change in accounting principle................................     $    (0.69)            $    (1.07)         $    (1.64)
  Cumulative effect of change in accounting
    principle.....................................................          (0.11)                    --                  --
                                                                       ----------             ----------          ----------
  Net loss per common share.......................................     $    (0.80)            $    (1.07)         $    (1.64)
                                                                       ==========             ==========          ==========

EARNINGS PER COMMON SHARE - ASSUMING DILUTION
  Weighted average common stock outstanding
    during the period.............................................      1,479,141              1,573,471           1,129,611
  Plus: Incremental shares from assumed conversions
    of Series A preferred stock...................................      1,416,667              1,416,667             217,352
  Convertible subordinated debt...................................         25,000                 20,753                   -
                                                                       ----------             ----------          ----------
  Adjusted weighted average shares................................      2,920,808              3,010,891           1,346,963
                                                                       ==========             ==========          ==========
  Loss before cumulative effect of a change
    in accounting principle.......................................     $   (1,007)            $   (1,664)         $   (1,850)
  Cumulative effect of change in accounting
    principle.....................................................           (155)                    --                  --
                                                                       ----------             ----------          ----------
  Net loss........................................................     $   (1,162)            $   (1,664)         $   (1,850)

  Plus:  Interest expense on convertible
    subordinated debt.............................................             13                     10                   0
  Less:  Accretion on preferred stock
    redemption value..............................................            (15)                   (17)                  0
                                                                       ----------             ----------          ----------
  Adjusted net loss available to common
    stock.........................................................     $   (1,164)            $   (1,671)         $   (1,850)
                                                                       ==========             ==========          ==========

  Loss before cumulative effect of a change
    in accounting principle.......................................     $    (0.35)            $    (0.56)         $    (1.37)
  Cumulative effect of change in accounting
    principle.....................................................          (0.05)                    --                  --
                                                                       ----------             ----------          ----------
  Net loss per common share - assuming
    dilution......................................................     $    (0.40)            $    (0.56)         $    (1.37)
                                                                       ==========             ==========          ==========

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NOTES: THE EFFECT OF OPTIONS AND WARRANTS IS NOT CONSIDERED AS IT WOULD BE
ANTIDILUTIVE